Duke Realty Responds to Acquisition Proposal from Prologis, Inc. INDIANAPOLIS – May 11, 2022 – Duke Realty Corporation (NYSE: DRE) (“Duke Realty” or “the Company”), the largest domestic-only logistics REIT, today responded to Prologis, Inc.’s (NYSE: PLD) (“Prologis”) non-binding proposal to acquire the Company in an all-stock transaction. Under the terms of Prologis’ May 10, 2022 proposal, Duke Realty shareholders would receive 0.466 shares of Prologis common stock for each share of Duke Realty common stock they own. “As we have repeatedly made clear to Prologis during our discussions over the past several months, consistent with its fiduciary duties, our Board of Directors has carefully evaluated proposals from Prologis and we remain open to exploring all paths to maximize shareholder value, and we believe the latest offer, virtually unchanged from its prior proposals, is insufficient in that regard. “We have delivered superior returns for our shareholders based on our best-in-class industrial warehouse portfolio, world-class organization and the execution of our growth-oriented strategic plan. Our business is robust, and we have significant momentum, as evidenced by the record levels of in-service and stabilized occupancy and considerable leasing success of our development pipeline. We will continue to drive sustainable value creation and are confident in our ability to generate consistent double-digit growth in FFO, AFFO and dividends for our shareholders for years to come.” Duke Realty will have no further comment on the proposal at this time. Morgan Stanley & Co. LLC has been acting as financial advisor to Duke Realty, and Hogan Lovells is serving as legal advisor. About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 164.9 million rentable square feet of industrial assets in 19 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the Company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all, and the company’s ability to retain current credit ratings; (iv) the company’s ability to raise capital by selling its assets; (v) the company’s continued qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; (vi) changes in governmental laws and regulations; (vii) the level and volatility of interest rates and foreign currency exchange rates; (viii) Exhibit 99.1 valuation of joint venture investments; (ix) valuation of marketable securities and other investments, including volatility in the company’s stock price and trading volume; (x) valuation of real estate and other inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; (xi) increases in operating costs; (xii) changes in the dividend policy for the Company’s common stock; (xiii) the reduction in the Company’s income in the event of multiple lease terminations by tenants, as well as competition for tenants and potential decreases in property occupancy; (xiv) impairment charges; (xv) a failure or breach of our information technology systems networks or processes that could cause business disruptions or loss of confidential information; (xvi) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xvii) the effects of natural disasters, including floods, droughts, wind, tornadoes and hurricanes; and (xviii) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xviii). The Company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2021. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward- looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Sard Verbinnen Co. Ben Spicehandler / Stephen Pettibone DRE-SVC@sardverb.com